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                                                                   EXHIBIT 10.45


[BIOGEN LOGO]
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FOURTEEN CAMBRIDGE CENTER, CAMBRIDGE, MA 02142 * 617-679-2000 * FAX 617-679-2838


                                        September 27, 2001



Sir Kenneth Murray
4 Mortonhall Road
Edinburgh EH9 2HW
Scottland, United Kingdom


Re: Renewal of Independent Consulting Agreement
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Dear Ken:

     Your Independent Consulting Agreement with Biogen, Inc., dated June 29, 1979, as previously amended, (the "Agreement"), under which you serve as a member of the Scientific Board of the Company expires on September 30, 2001. Biogen greatly values your input on the Scientific Board, and would like to renew the Agreement for an additional one-year period commencing as of October 1, 2001 and ending on September 30, 2002. The terms and conditions of the Agreement will continue to apply during the renewal term except that compensation for your services under the Agreement during the renewal term will be as follows:

     1. You will receive (i) a $20,000 per year retainer, (ii) $2,000 per day for attendance at Scientific Board meetings, plus reasonable travel and lodging expenses and (iii) $500 per day for time spent in Biogen's laboratories.

     As compensation for your service as a member of the Board of Directors you will receive the standard board package and the following stock option grant:

     2. Subject to approval by the Stock and Option Plan Administration Committee, on your renewal date, you will be granted an option to purchase 30,000 shares of Biogen Common Stock. The option will vest over three years (33-1/3% per year) and will be exercisable at a price equal to the average of the high and low sales prices on your renewal, as long as on such date you are still a member of the Board of Directors.

     If you agree to renewal of the Agreement on these terms, please sign both copies of this renewal letter and return one copy to the attention of Stephen McEvoy, Associate General Counsel, Biogen, Inc., 14 Cambridge Center, Cambridge, MA 02142.


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     We look forward to your continued participation on the Scientific Board.


                                     Very truly yours,


                                     BIOGEN, INC.


                                     By: /s/ James C. Mullen
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                                         James C. Mullen
                                         President and Chief Executive Officer



                                     AGREED TO AND ACCEPTED:



                                     /s/ Sir Kenneth Murray
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                                     Sir Kenneth Murray